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Exhibit 23.1


                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANT




NBI, Inc.
Longmont, Colorado


We hereby consent to the use in the Prospectus, constituting a part of this Registration Statement, of our report dated July 31, 1998, relating to the financial statements of NBI, Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.







                                       /s/ BDO Seidman, LLP
                                       BDO Seidman, LLP







Denver, Colorado
September 8, 1998